Exhibit 32.1

CERTIFICATION

The undersigned, Shawn J. Tibbetts, the Chairman, President and Chief Executive Officer of AH Realty Trust, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certifies that, to the best of his knowledge:

1.    the Quarterly Report for the period ended September 30, 2026 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 4, 2026	/s/ Shawn J. Tibbetts
Shawn J. Tibbetts
Chairman, President and Chief Executive Officer